UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1 to Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 7, 2015 (September 24, 2015)

Aetna Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16095	23-2229683
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

151 Farmington Avenue, Hartford, CT	06156
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(860) 273-0123

Former name or former address, if changed since last report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Aetna Inc. ("Aetna" or the "Company") hereby amends its Current Report on Form 8-K filed on September 30, 2015 (the “Initial Report”) in this Current Report on Form 8-K/A in order to disclose that the Company and Joseph M. Zubretsky, Senior Executive Vice President, Healthagen, have entered into a definitive separation agreement (the “Agreement”).

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2015, Aetna filed with the Securities and Exchange Commission the Initial Report for the purpose of, among other things, reporting that the employment with the Company of Mr. Zubretsky will end effective March 3, 2016.  On October 6, 2015, the Company and Mr. Zubretsky entered into the Agreement, the terms of which were approved by the Committee on Compensation and Talent Management of the Company’s Board of Directors on September 24, 2015 and are summarized in the Initial Report. The purpose of this Amendment No. 1 to the Initial Report is to disclose the execution of the definitive Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aetna Inc.

Date: October 7, 2015	By:	/s/ Sharon A. Virag
Name: Sharon A. Virag
Title: Vice President, Controller and Chief Accounting Officer